Exhibit 10.6

SERIES A AGREEMENT

This SERIES A AGREEMENT (this “Agreement’) is entered into as of this 12th day of May, 2017, by and between Applied Minerals, Inc., a Delaware corporation (the “Company”) and the holders of a majority of the 10% PIK-Election Convertible Note due 2018 (“Series A Notes”) (each holder of a Note, a “Series A Noteholder,” and together, the “Series A Noteholders”). The Company and each of the Series A Noteholders may be referred to herein individually as a “Party” or collectively as the “Parties.”  .

RECITALS

WHEREAS, Section 14 of the Series A Notes provides that amendments or modifications of any of the terms of the Series A Notes shall be made or effected only with the written consent of the Company and the Series A Noteholders, by majority vote based on their percentage ownership of the total principal amount of Series A Notes then outstanding.

WHEREAS, Section 14 of the Series A Notes further provides that any amendment shall be made to all of the Series A Notes.

WHEREAS, the Series A Noteholders, pursuant to their ownership of all of the total principal amount of the Series A Notes, and the Company desire to amend the terms of all of the Series A Notes and to enter into other agreements as set forth below.

AGREEMENT

Section 1. Description of Transactions contemplated by Agreement.

1.1. The Company proposes to raise additional capital in one or more financings that result in the Company receiving from investors at least $1,500,000.00 of aggregate gross proceeds through the issuance of its capital stock, which such capital raise shall exclude the conversion of the Series A Notes or other similar convertible notes or other securities (the “Minimum Capital Raise”). A capital raise equal to or greater than the Minimum Capital Raise is referred to as “Capital Raise”).

1.2. The Company believes that it cannot raise capital unless the terms of the Series A Notes and the terms of the 10% PIK-Election Convertible Notes due 2023 (“Series 2023 Notes”) (each holder of a Series 2023 Note, a “Series 2023 Noteholder,” and together, the “Series 2023 Noteholders”) are amended.

1.3. In order to induce investors to invest because such investment will benefit the Series A Noteholders, the Series A Noteholders are willing to (i) agree to amendments of the terms of the Series A Notes as set forth in Exhibit A (“Series A Amendment”), in particular to extend the maturity date and reduce the interest rate, (ii) provide to the Company on behalf of the investors irrevocable proxies (as set forth in Section 7.2), and (iii) waive certain rights (as set forth Section 7.1). In exchange for the foregoing, the Exercise Price of the Series A Notes will be reduced in the Series Amendment and Series A Noteholders will receive an aggregate of 6,280,000 warrants (“Series A Warrants,” the form of which is attached as Exhibit B) to purchase common stock (“Common Stock”).

1.4 The Series 2023 Noteholders are willing to enter into an agreement (“Series 2023 Agreement” as set forth in Exhibit C) providing for amendments of the terms of the Series 2023 Notes as set forth in Exhibit D (“Series 2023 Amendment” and together with the Series A Amendment, the “Note Amendments”). The Series 2023 Noteholders will receive an aggregate of 4,720,000 warrants to purchase Common Stock (“Series 2023 Warrants,” (which are in the same form as Exhibit B) and together with the Series A Warrants, the “Warrants”). The Company and the Series 2023 Noteholders will enter into a Director Nomination Agreement (“Director Nomination Agreement,” which is attached as Exhibit E). Exhibits A, B, C, D, and E are the “Auxiliary Documents.”

1.5. As of the date of this Agreement, the Company does not have sufficient authorized, unissued, and unreserved shares of Common Stock to issue shares in connection with a Capital Raise and to reserve for all of the shares issuable under the Note Amendments and the Warrants.

1.6. The Note Amendments will not become effective and the Warrants will not be issued unless and until (i) an amendment to the Certificate of Incorporation to increase the number of authorized shares at least by a number so that all of the shares issuable under the Note Amendments and Warrants can be reserved (“Certificate Proposal”) is approved by the Board of Directors and Stockholders in accordance with the Delaware General Corporation Law and (ii) the Certificate of Incorporation is amended to increase the number of authorized shares at least by a number so that all of the shares issuable under the Note Amendments and Warrants can be reserved (“Certificate Amendment”).

Section 2. Effectiveness.

For the avoidance of doubt, the effectiveness of this Agreement is conditioned on (i) the closing of a Minimum Capital Raise; (ii) the approval of the Certificate Proposal by the Board of Directors and Stockholders; (iii) the effectiveness of the Certificate Amendment and (iv) the delivery to the Series A Noteholders of the fully executed Series 2023 Amendment.

Section 3. Amendment of the Series A Notes.

Provided that the Series 2023 Noteholders and the Company enter into the Series 2023 Agreement in the form attached as Exhibit C and such remains in effect as of the effectiveness of the Certificate Amendment, when the Certificate Amendment is effective, the Series A Amendment and the Series 2023 Amendment will become effective, the number of shares required to be reserved for shares of Common Stock that may be issued under the Series A Amendment and the Series 2023 Amendment will be reserved, and the outstanding Series A Notes shall cease to be obligations of the Company.

Section 4. Warrants.

Provided that the Series 2023 Noteholders and the Company enter into the Series 2023 Agreement in the form attached as Exhibit C and such remains in effect as of the effectiveness of the Certificate Amendment, when the Certificate Amendment is effective, the Company will issue 6,280,000 Warrants to the Series A Noteholders and 4,720,000 to the Series 2023 Noteholders, pro rata based on the principal amount of the Series A Notes and Series 2023 Notes, as the case may be, held and the number of shares required to be reserved for shares of Common Stock that may be issued under the Warrants will be reserved.

Section 5. Representations of the Company.

5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties or the nature of its business makes such qualification or licensing necessary, except, in each case, where the failure to be so qualified or in good standing as a foreign corporation would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. “Material Adverse Effect” means any state of fact, condition, change, effect, development, occurrence or event with respect to the Company (each, an “Event”) that, individually or in the aggregate, (i) results in or could reasonably be expected to result in a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company, or (ii) prevents or materially impedes the ability of the Company to perform its or their obligations under this Agreement, the Series 2023 Agreement, or the Warrants; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect pursuant to clause (i) above: (A) any Events generally affecting the industries in which the Company primarily operates (but only to the extent such Event does not affect the Company in a manner disproportionate to other firms in such industries) or the economy, or financial or capital markets, in the United States; (B) any Events arising from or otherwise relating to any war (whether or not declared), national or international hostilities, sabotage or terrorism; and (C) any Events resulting from changes in the market price or trading volume of the Company Common Stock (provided that the facts or occurrences giving rise to or contributing to such changes that are not otherwise excluded from this definition of “Material Adverse Effect” shall not be excluded in determining whether there has been a Material Adverse Effect).

5.2. Authority. Subject to the adoption of the Certificate Proposal and the effectiveness of the Certificate Amendment, the Company has full corporate power and authority to execute, deliver and perform its obligations and to consummate the transactions contemplated by this Agreement and the Auxiliary Documents.

The Agreement, the Series 2023 Agreement, and the Director Nomination Agreement have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, each will constitute the valid and binding obligation of the Company and be enforceable upon and against the Company in accordance with such terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

The Series A Amendment, the Series 2023 Amendment, and the Warrants have been duly executed by the Company in accordance with the terms hereof and thereof, and upon the effectiveness of the Certificate Amendment, each will constitute the valid and binding obligation of the Company and be enforceable upon and against the Company in accordance with such terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

5.3. Approvals. The Company represents that no stockholder approvals are required to amend the Series A Notes and to carry out the Company’s obligations under Series A Notes and to issue the Warrants and to carry out the Company’s obligations under the Warrants, except for the adoption of the Certificate Proposal.

5.4. No Conflict; Required Filings and Consents. The execution, delivery and performance by the Company of this Agreement, the 2023 Agreement, and Director Nomination Agreement and the consummation by the Company of the transactions contemplated thereby do not and will not, and the execution, delivery and performance by the Company of Series A Amendment, the Series 2023 Amendment, and the Warrants, when executed and delivered in accordance with the terms hereof and thereof, will not

(a) violate any provision of the Certificate of Incorporation after it is amended by the Certificate Amendment or of By-Laws of the Company (the “By-Laws”);

(b) violate any federal, state or local law, order, decree, statute, regulation or injunction (collectively, “Law”) applicable to the Company;

(c) subject to the waivers in 7.1, conflict with, result in a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any lien, charge, mortgage, limitation, encumbrance, adverse claim, security interest or restriction or condition of any kind whatsoever (collectively, “Encumbrances”) upon any property or right of the Company pursuant to, any contract, agreement, license, permit or other instrument to which the Company is a party or by which the Company or any of its rights, assets or properties may be bound, affected or benefited; or

(d) require any consent or approval of, registration or filing with or notice to any federal, state or local governmental authority or any agency or instrumentality thereof (a “Governmental Authority”), except for any filings required to be made under applicable federal and state securities Laws and the Certificate Amendment.

5.5 Conversion Shares and Warrant Shares. On and after the Certificate Amendment and the effectiveness of the Series A Amendment and the Series 2023 Amendment, the Company shall have available for issuance all of the shares of Common Stock into which the Series A Amendment and the Series 2023 Amendment are convertible (in accordance with the terms thereof) including after giving effect to any anti-dilution provisions contained in the Note Amendments (any shares of such Common Stock issued on the conversion of either Note Amendment being referred to herein as the “Conversion Shares”).

On and after the issuance of the Warrants, the Company shall have available for issuance all of the shares of Common Stock for which the Warrants can be exercised (in accordance with the terms thereof), including after giving effect to any anti-dilution provisions contained in the Warrants (any shares of such Common Stock issued on the exercise of the Warrants being referred to herein as the “Warrant Shares”)

The Conversion Shares and the Warrant Shares will have been have been duly authorized, and when the Conversion Shares are issued upon conversion of the Note Amendments in accordance with the terms thereof and the Warrant Shares are issued on exercise of the Warrants in accordance with the terms thereof, the Conversion Shares and Warrant Shares shall be validly issued, fully paid and non-assessable, free and clear of any Encumbrances (other than those imposed by federal or state securities Laws). The issuance of the Conversion Shares and the Warrant Shares are not subject to any preemptive or similar rights of any securityholder of the Company, except the preemptive rights granted under the Investment Agreement dated December 22, 2011.

5.6 Capitalization.

(a)     The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).  As of the date hereof, (i) 108,643,549 shares of Common Stock and zero (0) shares of Preferred Stock are issued and outstanding (collectively, the “Outstanding Capital Stock”), (ii) there are 25,141,846 shares of Common Stock underlying outstanding options, warrants and convertible notes to acquire shares of Common Stock, and (iii) 15,006,345 additional shares of Common Stock available for future grants pursuant to the incentive plans approved by stockholders. The Outstanding Capital Stock constitute the only issued and outstanding shares of capital stock or other equity interests of the Company, and all shares of Outstanding Capital Stock and the shares of Common Stock that are reserved under clauses (ii) and (iii)  of the preceding sentence (the “Reserved Shares”), when issued in accordance with the respective terms thereof have been or will be duly authorized and validly issued, are or will be fully paid and non-assessable, free and clear of any Encumbrances (other than those imposed by federal or state securities Laws) and were or will be issued in compliance with all applicable federal and state securities Laws.  The securities for which the Reserved Shares are reserved for issuance constitute the only issued and outstanding securities convertible into or exercisable for capital stock.  The Outstanding Capital Stock and the Reserved Shares are not or will not be subject to any preemptive or similar rights of any securityholder of the Company, except the preemptive rights granted under the Investment Agreement dated December 22, 2011.  Except for the proxies contemplated by this Agreement and the Series 2023 Agreement, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any Outstanding Capital Stock or Reserved Shares.  No Outstanding Capital Stock or Reserved Shares have been or will be issued in violation of any rights, agreements, commitments or arrangements under applicable Law, the Certificate of Incorporation or By-Laws or any contract to which the Company is a party or by which it is bound.

(b)     As of the date hereof, except as set forth in the Section 5.6(a), this Agreement or the Ancillary Documents, there are no existing options, warrants, notes, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company securities convertible into or exchangeable for such capital stock, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.

Section 6. Survival of Representations.

The representations and warranties of the Company contained in this Agreement and any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions shall survive the effectiveness of the Series A Amendment and the issuance of the Warrants. .

Section 7. Series A Noteholders’ Waivers and Vote or Consent.

7.1 Waivers. (i) In connection with a Capital Raise and the authorization and performance of the Series 2023 Agreement and the authorization, issuance, and performance under the Warrants, the Series A Noteholders waive any violation of Sections 8(b)(v) (Transactions with Affiliates) and 8(b)(viii) (Amendments to Series 2023 Notes or Other Indebtedness) of the Series A Notes that may occur.

(ii) The Series A Noteholders waive their rights under Section 2(d) of the Director Nomination Agreement dated December 22, 2011 to the extent that the Series 2023 Noteholders designate a Nominee for election as a director under a Director Nomination Agreement with the Series 2023 Noteholders and to the extent that the Board of Directors appoints or nominates for election an additional director.

7.2 Vote or Consent. In order to induce investors to participate in the Capital Raise, each Series A Noteholder hereby irrevocably and unconditionally appoints the Company, acting on behalf of the investors in the Capital Raise, as its attorney-in-fact, to vote or consent or to cause to be voted or consented all of the shares of Common Stock then owned of record or beneficially by it at any annual or special meeting of stockholders of the Company where the Certificate Proposal is submitted, and in connection with any written consent of stockholders involving the Certificate Proposal, in favor of the Certificate Proposal and against approval of any proposal made in opposition to or in competition with the Certificate Proposal, this Agreement, the Series 2023 Agreement, the Note Amendments, and the Warrants and any transactions contemplated thereby and any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the approval of the Certificate Proposal.

Section 8. Further Assurances

Each of the Parties hereby agrees that it will hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

Section 9. Conflicts.

If any provisions of the By-Laws of the Company conflict with or otherwise limit or abrogate the respective rights of the Series A Noteholders under this Agreement, the provisions of this Agreement shall control and govern.

Section 10. Fees and Expenses.

Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement shall be paid by the Party incurring such fees or expenses.

Section 11. Indemnification.

11.1 Subject to the provisions of this Section 11, the Company (in such capacity, the “Indemnifying Party”) will indemnify and hold the Series A Noteholders and their Affiliates and their and its Affiliates’ shareholders, members, partners, directors, officers, employees, agents, representatives, successors and assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (collectively, in such capacity, the “Indemnified Parties”) harmless from any and all claims, awards, losses, damages, interest, liabilities, obligations, payments, deficiencies, judgments, contingencies, penalties, diminution of value and costs and expenses (including court costs and reasonable attorneys’ fees and out-of-pocket expenses incurred in connection with investigating, preparing or defending the foregoing) (collectively, “Losses”) that any such Indemnified Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement or (b) any Action instituted against any Indemnified Party by any third-party.

11.2 Procedures. If any Action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement or the Series A Amendment, or the Warrants, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Indemnified Party. Such Indemnified Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (b) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel, (c) in such Action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party or (d) if such Action involves a Person seeking to impose any equitable remedies or any obligation on such Indemnified Party, other than the payment of money damages for which such Indemnified Party will be indemnified under this Section 11, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party will not be liable to any Indemnified Party under this Agreement (i) for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed or (ii) to the extent, but only to the extent, that any Loss is primarily attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement or in the Series A Amendment or the Warrants. If the Indemnifying Party assumes the defense of any Action against any Indemnified Party, the Indemnifying Party shall not, without such Indemnified Party’s prior written consent, enter into any settlement or compromise or consent to the entry of any judgment with respect to such Action if such settlement, compromise or judgment (1) involves a finding or admission of wrongdoing, (2) does not include an unconditional written release by the claimant or plaintiff of such Indemnified Party from all liability with respect to such Action or (3) imposes equitable remedies or any obligation on such Indemnified Party, other than the payment of money damages for which such Indemnified Party will be indemnified in full under this Agreement.

Section 11.3 Payment. The Indemnifying Party shall be obligated to indemnify any Indemnified Party pursuant to this Section only if and with respect to claims for indemnification as to which such Indemnified Party has given written notice to the Indemnifying Party within the applicable statute of limitations of the claim underlying such claim for indemnification. Any notice delivered pursuant to this Section shall set forth with reasonable specificity the basis for any such claim for indemnification. The Indemnifying Party shall pay any amounts due under this Section promptly upon demand by the Indemnified Party as and when incurred, by wire transfer of immediately available funds to an account designated in writing by the Indemnified Party.

For purposes of this Agreement, the following definitions shall apply:

“Affiliates” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such subject Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Person” means shall be construed broadly and shall include an individual, a trust, a corporation, a partnership, an association, a joint venture, a limited liability company, a joint stock company, an unincorporated organization and a Government Authority.

“Action” means suit, claim, inquiry, action, proceeding, arbitration or investigation.

Section 12. Amendment; Modification; Waiver.

A provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom such waiver is intended to be effective, which writing shall specifically reference this Agreement, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s). No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 13. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly given if (a) served by personal delivery upon the Party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, (c) delivered by overnight air courier or (d) sent by facsimile transmission or email, with prompt confirmation by telephone of such transmission or email, in the case of the Series A Noteholders at the physical address, internet address, or fax telephone number set forth on the Company’s records or to such other address as may be designated by the Series A Noteholders in writing, and in the case of the Company, at the physical address of its principal offices or to info@appliedminerals.com

Section 14. Governing Law; Submission to Jurisdiction.

This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principals of conflicts of laws.  Each Party agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement, exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York County (together with the appellate courts thereof, the “Chosen Courts”), and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over either Party, (d) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with  13 of this Agreement, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by Law and (e) agrees not to seek a transfer of venue on the basis that another forum is more convenient.  Notwithstanding anything herein to the contrary, (a) nothing in this Section 14 shall prohibit any Party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (b) each Party agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

Section 15. Waiver of Trial by Jury.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE TERMS, REPRESENTATIONS AND WAIVERS IN THIS AGREEMENT.

Section 16. Assignment; Successors.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns.  Notwithstanding the foregoing, no Party may assign or delegate, in whole or in part (whether by operation of Law or otherwise), this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party (except that each Noteholder may assign this Agreement to an Affiliate), and any assignment or delegation without such prior written consent shall be null and void ab initio.

Section 17. Severability.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that, if any one or more of the provisions contained in this Agreement shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable under applicable law.

Section 18. Specific Performance.

The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder will cause irreparable injury to the other Party for which damages, even if available, will not be an adequate remedy.  Accordingly, each Party hereby consents to the issuance of injunctive relief by the Chosen Courts to compel performance of such Party’s obligations and to the granting by the Chosen Courts of the remedy of specific performance of its obligations hereunder.

Section 19. Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

Signatures on next page

SIGNATURE PAGE

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

APPLIED MINERALS, INC.

By: _______________________

Andre Zeitoun

Its: President and CEO

Samlyn Offshore Master Fund, L.P.

By: Samlyn Capital, L.L.C.

Its: ______________________

By: ______________________

Its: ______________________

Samlyn Onshore Fund, L.P.

By: Samlyn Capital, L.L.C.

Its: ______________________

By: ______________________

Its: ______________________